EXHIBIT 10.23d

ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE (this "Assignment") is made and entered into this 17th day of June, 2005, by and between PATRIOT MINING COMPANY, INC., a West Virginia corporation ("Assignor") and VINDEX ENERGY CORPORATION, a West Virginia corporation ("Assignee").
WITNESSETH:
WHEREAS, by Coal Lease and Mining Agreement (the "Lease") effectively dated September 21, 1995, by and between Douglas Coal Company ("Douglas") and Patriot Mining Company, Inc., Douglas leased to Assignor all of the land, coal, surface, and all mining and other rights in connection therewith that it then owned situate in Election District 1, Garrett County, Maryland, together with the right to mine, remove and sell all of said coal; and
WHEREAS, Assignor desires to assign unto Assignee all of its right to mine and remove the coal in accordance with the terms and provisions of the Lease and Assignee desires to accept said assignment on the terms and conditions stated herein.
NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged by Assignor, the parties hereby agree as follows:
1.           Assignment.  Assignor does hereby assign unto Assignee all of Assignor's right to mine and remove said coal in accordance with the terms and provisions of the Lease.
2.           Representations and Warranties.  Assignor represents and warrants to Assignee that:

(a)           Assignor warrants specially its title to the leasehold estate created by the Lease  and Assignor warrants that the leasehold estate created by the Lease is free of encumbrances;
(b)           the Lease is valid, binding and in full force and effect;
(c)           no breach or default by or on the part of Assignor has occurred under the Lease; and
(d)           Assignor has full power and authority to execute and deliver this Assignment.
3.           Assumption.                      From and after the date hereof, Assignee shall be obligated to make, and does hereby assume and agree to make, all payments of rents and royalties when due under the Lease directly to Lessor, and to perform and keep all promises, covenants, conditions and agreements of the Leases and Agreement and to indemnify and hold Assignor harmless from and against any and all covenants and conditions of the Lease from and after the date of this Assignment; provided, however, that Assignor expressly agrees to retain and to indemnify and hold Assignee harmless from and against any and all obligations, responsibilities and liabilities relating in any way to the Lease which arose or accrued prior to the date of this Assignment.
5.           Entire Agreement.  This Assignment of Leases and Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may not be changed, altered, or amended except by writing signed by both parties.
6.           Binding Effect.  This Assignment of Leases and Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be signed hereto and their seals to be hereunto affixed by their proper officers under the authority heretofore duly given, this the day and year first above written.

PATRIOT MINING COMPANY, INC.

By:	/s/ Peter Vuljanic
Its:	President

VINDEX ENERGY CORPORATION

By:	/s/ Peter Vuljanic
Its:	President

STATE OF WEST VIRGINIA,
COUNTY OF MONONGALIA, TO-WIT:

To the foregoing instrument was acknowledged before me this 17th day of June, 2005, by Peter Vuljanic, the President of  Patriot Mining Company, Inc., a corporation, on behalf of said corporation, as its duly authorized agent.

My commission expires:	April 19, 2005

/s/ William P Saltis
Notary Public

STATE OF WEST VIRGINIA,
COUNTY OF MONONGALIA, TO-WIT:

To the foregoing instrument was acknowledged before me this 17th day of June, 2005, by Peter Vuljanic, the President of  Vindex Energy Corporation, a corporation, on behalf of said corporation, as its duly authorized agent.

My commission expires:	April 19, 2005

/s/ William P Saltis
Notary Public

This document prepared by
Patriot Mining Company, Inc.
2708 Cranberry Square
Morgantown, WV  26508